UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☐	Definitive Proxy Statement.
☒	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-12.

ALLIED ESPORTS ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(4)	Date Filed:

ALLIED ESPORTS ENTERTAINMENT, INC.

17877 Von Karman Avenue, Suite 300

Irvine, California 92614

PROXY STATEMENT SUPPLEMENT

June 3, 2021

To the Stockholders of Allied Esports Entertainment, Inc.:

This is a supplement (this “Supplement”) to the Proxy Statement of Allied Esports Entertainment, Inc. (the “Company” or “AESE”), dated June 1, 2021 (the “Proxy Statement”), that was sent to you in connection with the Company’s solicitation of stockholder proxies to approve the sale of 100% of the outstanding capital stock of Club Services, Inc., or “CSI,” to Element Partners, LLC. CSI is an indirect wholly-owned subsidiary of the Company that directly or indirectly owns 100% of the outstanding capital stock of each of the legal entities that collectively operate or engage in the Company’s poker-related business and assets. Terms that are used in this Supplement have the meanings set forth in the Proxy Statement, unless a new definition for such term is provided in this Supplement. The following information supersedes and supplements any conflicting information in the Proxy Statement.

Press Release

The World Poker Tour® filed the attached press release issued on June 2, 2021.

World Poker Tour® Announces 2021 Event Schedule in North America

Los Angeles, CA (June 2, 2021) – The World Poker Tour® is proud to share the schedule for its upcoming North America-based events. Following a record-breaking Season XVIII, the new campaign will bring many familiar live WPT® Main Tour stops back into the fold in the United States along with a first-ever online event.

Season XIX live event WPT Main Tour stops have already been announced, including WPT Seminole Hard Rock Tampa (June 18-22), WPT Venetian (July 2-7), and WPT Choctaw (July 23-27). Following that trio of events, the Main Tour heads to bestbet in Jacksonville for the WPT bestbet Scramble, taking place from August 27-31, with its traditional $5,000 buy-in.

The next event on the Main Tour schedule is at one of the best venues on the East Coast, WPT Maryland at Live! Casino, from September 24-28 with a $3,500 buy-in.

Following up on Season XVIII’s incredible record-setting WPT Seminole Hard Rock Poker Showdown, WPT and Seminole Hard Rock Hollywood are partnering once again for the $3,500 buy-in WPT Seminole Rock ‘N’ Roll Poker Open from November 26-30. The previous iteration of this event in November 2019 set a record for entries in WPT Rock ‘N’ Roll Poker Open history with 988.

The final event in 2021 on the Season XIX calendar is the revered WPT Five Diamond World Poker Classic at Bellagio in Las Vegas. This $10,400 buy-in event has set a record for attendance each of the last five seasons and remains a staple on the WPT calendar dating back to Season 1. The Season XIX dates are December 15-19.

Also on the schedule is the $25,000 WPT Heads Up Poker Championship Presented by Poker King, from June 18-22. This invitational event will be a first-of-its-kind event on the Poker King platform that will be live streamed across WPT platforms including Twitch, YouTube, and the WatchWPT app, as well as global OTT platforms. Players confirmed to play in the event include WPT Champions Phil Ivey and Nick Schulman, along with high stakes legend Tom Dwan, and rising stars Landon Tice and Brad Owen. Additional high-profile players and influencers will be announced at a later date.

“As we emerge from restrictions throughout North America we have bolstered the momentum from last season’s historic numbers and are eager to meet the great demand for WPT events leading up to our twenty-year anniversary in 2022,” said Adam Pliska, CEO of the World Poker Tour.

“Live poker is back at full strength on the World Poker Tour and we are ecstatic to once again be able to provide a full and exciting schedule of events for our players,” said Angelica Hael, VP of Global Tour Management for the World Poker Tour. “We want to sincerely thank the players and global casino partners for their unwavering support during a challenging year and look forward to showcasing some of the best casino properties in North America.”

More Season XIX events will be announced at a later date. For more information about the World Poker Tour, visit WPT.com.

WPT is a subsidiary of Allied Esports Entertainment, Inc. (NASDAQ: AESE). For more information, including World Poker Tour event schedules and the tour’s latest news, visit WPT.com.

WPT Media Contact
Matt Clark – Matthew.Clark@wpt.com

About World Poker Tour

World Poker Tour (WPT) is the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online, and mobile. Leading innovation in the sport of poker since 2002, WPT ignited the global poker boom with the creation of a unique television show based on a series of high-stakes poker tournaments. WPT has broadcast globally in more than 150 countries and territories, and is currently producing its 19th season, which airs on Bally Sports in the United States. Season XIX of WPT is sponsored by ClubWPT.com. ClubWPT.com is a unique online membership site that offers inside access to the WPT, as well as a sweepstakes-based poker club available in 43 states and territories across the United States, Australia, Canada, France and the United Kingdom. WPT also participates in strategic brand license, partnership, and sponsorship opportunities. For more information, go to WPT.com. WPT Enterprises Inc. is a subsidiary of Allied Esports Entertainment, Inc.

About Allied Esports Entertainment

Allied Esports Entertainment (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide through its strategic fusion of two powerful entertainment brands: Allied Esports and the World Poker Tour (WPT). On March 22, 2021, AESE entered into a Stock Purchase Agreement (as amended on March 29, 2021, the “Stock Purchase Agreement”) to sell the equity interests that own WPT to Element Partners, LLC once all applicable shareholder and regulatory consents have been obtained, and the other conditions to closing have been satisfied (the “Proposed Transaction”).

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to future results, strategy and plans of Allied Esports Entertainment, Inc. and the World Poker Tour (collectively, the “Companies”) (including certain projections and business trends, and statements, which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of the Companies as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, each Company’s respective revenues and operating performance, general economic conditions, industry trends, legislation or regulatory requirements affecting the business in which it is engaged, management of growth, its business strategy and plans, the result of future financing efforts and its dependence on key personnel, and the ability to retain key personnel. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and no Company undertakes any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. With respect to the Proposed Transaction, these factors include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement or could otherwise cause the Proposed Transaction to fail to close; the outcome of any legal proceedings that may be instituted against us following the announcement of the Proposed Transaction; the inability to complete the Proposed Transaction, including due to failure to obtain approval of AESE’s stockholders or other conditions to closing; the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Proposed Transaction; a change in our plans to retain the net cash proceeds from the Proposed Transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the Proposed Transaction; and a decision not to pursue strategic options for the esports business. Further information on potential factors that could affect our business is described under “Risk Factors” in AESE’s Proxy Statement filed with the SEC on June 1, 2021.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to sell or purchase, nor the solicitation of an offer to buy or sell any securities, nor is it a solicitation of any vote, proxy, or approval in any jurisdiction pursuant to or in connection with the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Important Additional Information Has Been Filed With the SEC

AESE has filed with the SEC and is mailing to its stockholders a Proxy Statement in connection with the Proposed Transaction. The Proxy Statement contains important information about the Companies, the Proposed Transaction and the Stock Purchase Agreement. Investors and stockholders are urged to read the Proxy Statement carefully before making any decision to invest or consent to the Proposed Transaction.

Investors and stockholders will be able to obtain free copies of the Proxy Statement and other documents filed by AESE with the SEC through the website maintained by the SEC at www.sec.gov. Stockholders who have any questions or require any assistance with completing a proxy card or who do not have the required materials, may contact AESE’s solicitor, Regan & Associates, Inc., by telephone (toll-free within North America) at 1-800-737-3426.

Participants in the Solicitation

In addition to Regan & Associates, Inc., AESE, its directors and executive officers may be deemed to be participants in the proxy solicitation with respect to the Proposed Transaction. Information regarding AESE’s directors and executive officers and their ownership of AESE shares is contained in AESE’s Annual Report on Form 10-K for the year ended December 31, 2020 and its proxy statement for the Proposed Transaction which was filed with the SEC on June 1, 2021, and is supplemented by other public filings made, and to be made, with the SEC. AESE’s directors and executive officers beneficially own approximately 42.3% of AESE’s common stock. Investors and stockholders may obtain additional information regarding the direct and indirect interests of AESE and its directors and executive officers with respect to the Proposed Transaction by reading the proxy statement and other filings referred to above.

Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addoir.com
424-238-6249

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